Exhibit 10.5.15
FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is entered into between INDEPENDENT BANK, as lender, and STARBOARD RESOURCES, INC, as borrower, and is dated April 15, 2015.  Terms defined in the Credit Agreement between such lender and such borrower dated June 27, 2013 (as amended, the “Credit Agreement”), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

R E C I T A L S:

WHEREAS, the Borrower is obtaining funds from the Second Lien Lender to make certain prepayments on the Note and the Term Loan Note, to pay certain expenses of the Lender and to pay costs associated with drilling activities on two (2) wells in the Crittendon field owned by the Borrower (the “Two Crittendon Wells”) and in consideration thereof is requesting the Lender’s agreement to amend the Credit Agreement; and

WHEREAS, the Lender is willing to amend the Credit Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1. Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:

“BP Directive” means the “Notice and Agreement” to BP Energy Company from the Borrower and the Lender in the form of Exhibit A to the Fourth Amendment to Credit Agreement regarding the proceeds of hedging contracts.

“Cargill Directive” means the “Notice and Agreement” to Cargill, Incorporated, from the Borrower and the Lender in the form of Exhibit B to the Fourth Amendment to Credit Agreement regarding the proceeds of hedging contracts.

“Expiration Date” means the earlier to occur of (i) September 12, 2015, or (ii) the occurrence of an Event of Default not specifically addressed in Section 8.5.

“Fourth Amendment to Credit Agreement” means the Fourth Amendment to Credit Agreement dated April 15, 2015, between the Lender and the Borrower, amending the Credit Agreement.

“Investment and Drilling Period” means the period from the effective date of the Fourth Amendment to Credit Agreement until the Expiration Date.

“Second Amendment to Second Lien ICA” means the Second Amendment to the Intercreditor Agreement (First Lien-Second Lien) dated April 15, 2015 between the First Lien Agent and the Second Lien Agent and acknowledged by the Borrower.

“Second Lien ORRI” means the 1.0% overriding royalty interest assigned by the Borrower to the Second Lien Agent in the form of Exhibit C to the Fourth Amendment to Credit Agreement, which assignment shall not be executed and delivered until satisfaction of the provisions of Section 7.22.

“Special Account” means an account of the Borrower at Independent Bank containing the $5,000,000 referred to in paragraph 14(a)(v) of the Fourth Amendment to Credit Agreement and restricted such that funds may be removed therefrom only upon the instructions of both the Second Lien Agent and the Borrower and then only to pay the direct costs related to the drilling of the Two Crittendon Wells.

“Two Crittendon Wells” has the meaning given such term to the Recitals to the Fourth Amendment to Credit Agreement.

2. Restated Definitions.  The following definitions located in Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

“Borrowing Base” means the amount most recently determined and designated by the Lender as the Borrowing Base in accordance with Section 2.8.1, as such Borrowing Base is reduced in accordance with Section 2.8.2 or other provisions hereof.  The Borrowing Base under Section 2.8.1 is $21,750,000 as of the date of the Fourth Amendment to Credit Agreement.

3. Section 2.1.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.1.10.  The entirety of the principal of the Term Loan shall be due and payable on the date of the execution of the Fourth Amendment to Credit Agreement.”

4. Section 2.1.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.1.18.  The principal balance and all accrued interest on the Term Loan shall be repaid in full on the date of the execution of the Fourth Amendment to Credit Agreement.”

5. Section 2.8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.8.2  The Borrowing Base shall be automatically reduced as of the first day of each month, commencing May 1, 2015, and continuing on the first day of each month thereafter until the Final Maturity Date.  Such reductions in the Borrowing Base each month shall be in the amount of (i) $250,000 per month prior to September 1, 2015, and (ii) $350,000 per month for September 1, 2015, and each month thereafter unless redetermined after the Expiration Date as herein permitted.  At the time of each new Borrowing Base determination under Section 2.8.1, the Lender in its sole discretion may, effective as of the Expiration Date, increase the amount of such monthly reductions, and the Lender may decrease the amount of such monthly reductions.  Any decreases in the monthly reductions shall be subject to the Lender’s complete credit approval process.  There is no duty, implied or explicit, on the Lender to ever decrease the amount of the monthly Borrowing Base reduction amounts.”

6. A clause (ix) is hereby added to Section 7.2.2 of the Credit Agreement as follows:

“(ix)           on or before September 1, 2015, an engineering report in form and substance satisfactory to the Lender in its reasonable judgment, certified by an independent consulting petroleum engineer selected by the Borrower and acceptable to the Lender as fairly and accurately setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of September 1, 2015, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “take-or-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties.  For purposes of this clause, the petroleum engineering firm of Forrest A. Garb and Associates shall be deemed to be acceptable to the Lender unless the Lender otherwise advises the Borrower in writing.”

7. Clause (i) of Section 7.9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) The Borrower will not sell, encumber, or otherwise transfer all or any portion of the Collateral, any Property having PW Value, or any of its other Property without the prior written consent of the Lender, which consent shall not be unreasonably withheld, except for (a) sales of oil and gas after severance in the ordinary course of business, provided that no contract for the sale of hydrocarbons shall obligate the Borrower to deliver hydrocarbons produced from any of the Collateral at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of equipment destroyed, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower or (c) after satisfaction of the provisions of Section 7.22, the assignment of the Second Lien ORRI.  Any consent by the Lender to the sale of any Property covered by this Section may include a requirement (to be treated as a Borrower Requested Determination) that a new Borrowing Base be determined under Section 2.8.1 and that the proceeds of such sale plus such additional amounts as the Lender deems necessary to avoid the occurrence of a Borrowing Base Deficiency be applied to the Obligations on the date of such sale.”

8. A new Section 8.1.13 is hereby added to the Credit Agreement as follows:

“8.1.13                      The Borrower shall fail to commence the drilling of the first well of the Two Crittendon Wells within forty-five days following the date of the Fourth Amendment to Credit Agreement, and the second well of the Two Crittendon Wells within ninety days following the date of the Fourth Amendment to Credit Agreement.”

9. A new Section 8.5 is hereby added to the Credit Agreement as follows:

“8.5           Suspension.  Notwithstanding the forgoing provisions of this Article VIII, the Lender hereby suspends its right to exercise its remedies until after December 31, 2015 for an Event of Default caused solely by a violation of the provisions of Section 7.15 of the Credit Agreement to the extent such violation results from the recognition of approximately $300,000 of revenue in fiscal  year 2013 rather than 2014 as required by Borrower’s independent accounting firm of KPMG.  Furthermore, Lender hereby suspends its right to exercise its remedies prior to the Expiration Date for an Event of Default caused solely by the occurrence of a Borrowing Base Deficiency.”

10. Limitations on Extensions of Credit.  Notwithstanding contrary provisions in the Credit Agreement (as amended hereby) or the other Loan Documents, the Lender’s obligation to extend Loans or letters of credit or renewals or extensions of Letters of Credit under the Credit Agreement (as amended hereby) shall be, and is hereby, suspended during the Investment and Drilling Period and thereafter until a redetermination of the Borrowing Base has occurred and any Borrowing Base Deficiency existing as a result of such Borrowing Base redetermination has been paid in full.

11. Section 7.21 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.21                  Required Hedges.  The Borrower shall execute and maintain crude hedges on a minimum of 80.0% of Projected Production on a rolling 20 months basis.  The table below details the Borrower’s existing and required crude hedges through 2016.

12. A new Section 7.22 is added to the Credit Agreement a follows:

“7.22 Use of Funds in Special Account.  The Borrower shall cause the funds in the Special Account to be utilized to pay costs associated with the Two Crittendon Wells and in connection therewith shall cause $2,500,000 of such funds to be transferred from the Special Account to the Borrower upon the commencement of the drilling of the first of the Two Crittendon Wells and the remaining $2,500,000 to be transferred from the Special Account to the Borrower upon the commencement of the drilling of the second of the Two Crittendon Wells.”

13. Clause (i) of Section 8.1.2 of the Credit Agreement is amended and restated as follows:

“8.1.2                 (i) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.1, 7.2.3, 7.6.2, 7.6.4, 7.7, 7.8, 7.9, 7.15, 7.21, or 7.22.”

14. The effectiveness of the agreements of the Lender set forth herein is subject to the satisfaction of each of the following conditions:

(a) Payments.  The Lender shall have received concurrently with the closing of this Amendment:

(i) repayment in full of the Term Loan Note, both principal and interest;

(ii) repayment of the principal of the Note in an amount sufficient to reduce the principal of the Note to no more than the Borrowing Base plus repayment of all interest accrued on the Note through the date of this Amendment.

(iii) payment of the expenses, including legal fees, of the Lender incurred and estimated to be incurred in closing this Amendment.  The Lender will endeavor to advise the Borrower of such amounts three days before the closing of the Amendment.

(iv) a restructure fee of $35,000; and

(v) a deposit of $5,000,000 into the Special Account.

(b) Loan Documents and Other Deliverables. The Borrower shall have executed, or caused to be executed by the appropriate Person, and delivered to the Lender the following documents:

(i) this Fourth Amendment to Credit Agreement;

(ii) the First Amendment to Second Lien ICA;

(iii) the BP Directive executed by the Borrower and the Lender (The Borrower irrevocably authorizes the Lender to complete the blanks therein at any time.);

(iv) the Cargill Directive executed by the Borrower and the Lender (The Borrower irrevocably authorizes the Lender to complete the blanks therein at any time.); and

(v) a commitment letter from the Second Lien Agent satisfactory to the Borrower and the Lender to provide an additional $2,000,000 of availability under the Second Lien Note for drilling capital.

15. The Lender agrees not to deliver the BP Directive to BP Energy Company or the Cargill Directive to Cargill, Incorporated, during the Investment and Drilling Period unless a Default occurs which is not covered by Section 8.5 of the Credit Agreement.  The Borrower agrees and confirms that all amounts now or hereafter owed to the Borrower by BP Energy Company or Cargill, Incorporated, represent the proceeds of Collateral.

16. Payments to the Second Lien Agent.  The matters addressed in the letter from the Lender to SOSventures, LLC dated December 19, 2014, have been resolved.

17. Further Assurances.  The Borrower agrees to execute and deliver or cause the appropriate Person to execute and deliver such certificates, mortgages, amendments to mortgages and other security instruments as the Lender may from time to time reasonably request to reflect the terms of this Amendment.

18. Benefit of Conditions.  All of the conditions in this Amendment and the Credit Agreement are solely for the benefit of the Lender, and no Person other than the Lender may rely thereon or insist on compliance therewith.

19. Ratification.  The Borrower hereby ratifies the Obligations and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the other Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Lender created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained therein.

20. Representations and Warranties.  The Borrower hereby represents and warrants to the Lender that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms and (c) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

21. Conditions to Effectiveness.  This Amendment shall be effective upon the later of (a) the execution by all parties of this Amendment and the receipt thereof by the Lender and (b) the execution of a first amendment to the Second Lien Intercreditor Agreement by all parties to such agreement in form and substance satisfactory to the Lender and receipt thereof by the Lender.

22. RELEASE OF CLAIMS.  The Borrower for itself, its successors and assigns and all those at interest therewith including, without limitation, each Guarantor (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Lender and its officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties, have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Note or the other Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of the Lender under the Loan Documents and the rights of the Borrower to its funds on deposit with the Lender shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims.  IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

23. Counterparts.  For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.

24. Effect.  This Amendment is one of the Loan Documents.  Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect, and the Borrower hereby ratifies the terms of the Credit Agreement (as amended hereby), including, without limitation, the provisions of Sections 9.7 and 9.8 thereof.

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25. ENTIRE AGREEMENT.  THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

BORROWER:

STARBOARD RESOURCES, INC.

By:	/s/
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

LENDER:

INDEPENDENT BANK

By:	/s/
Name:	John E. Davis
Title:	Executive Vice President – Energy Lending Group

Each Guarantor acknowledges and approves the foregoing Amendment, confirms that its Guaranty is in full force and effect and agrees to the release of claims in paragraph 22 of the foregoing Amendment.

GUARANTORS:

IMPETRO RESOURCES, LLC

By:	/s/
Name:	Michael J. Pawelek
Title:	President and Chief Executive Officer

IMPETRO OPERATING, LLC

By:	/s/
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

EXHIBIT A

FORM OF NOTICE AND AGREEMENT

NOTICE AND AGREEMENT

TO:                          BP Energy Company
Attn:  Contract Services
201 Helios Way
Houston, Texas 77079

FROM:              Starboard Resources, Inc.
      300 E. Sonterra, Suite 1220
                          San Antonio, Texas  78258

                      Independent Bank
                             Attn: Energy Lending
                             2100 McKinney Avenue, Suite 1200
                             Dallas, Texas  75201

DATED:                     ________________, 2015

RE:           Hedge Contracts

Reference is made to that certain Credit Agreement dated June 27, 2013 by and among Starboard Resources, Inc., a Delaware corporation (the “Borrower”) and Independent Bank, as Lender (such agreement as amended, the “Credit Agreement”).  BP is advised that the Borrower has granted to the Lender a security interest in all of the Borrower’s hedging agreements and hedging transactions, including those to which BP Energy Company (“BP”) is a party, to secure the Borrower’s obligations under the Credit Agreement and various other loan documents executed in connection therewith.

The Borrower and the Lender hereby notify BP that all amounts now or hereafter owing by BP to the Borrower, including, without limitations, proceeds of any liquidation of hedging contracts and settlement amounts owed upon the expiration of hedging contracts, shall be paid directly to Independent Bank by wire transfer to the account provided below, which account is under the control of Independent Bank:

Independent Bank
Account Name: Starboard Resources, Inc.
Routing/ ABA: 111916326
Account Number:  _______________
Account Address: 2100 McKinney Ave., Suite 1200
Dallas, TX 75201

By its execution below, BP agrees to honor and abide by the payment instructions set forth in this Notice and Agreement unless otherwise consented to in writing by the Lender and the Borrower.

BORROWER:

STARBOARD RESOURCES, INC.

By:	/s/
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:

INDEPENDENT BANK

By:	/s/
Name:	John E. Davis
Title:	Executive Vice President

Acknowledged and agreed:
BP ENERGY COMPANY

By:
Print:
Title:

EXHIBIT B

FORM OF NOTICE AND AGREEMENT

NOTICE AND AGREEMENT

TO:	Cargill, Incorporated
Mailstop #150
9350 Excelsior Boulevard
Hopkins, Minnesota 55343-9439

FROM:	Starboard Resources, Inc.
300 E. Sonterra, Suite 1220
San Antonio, Texas 78258

Independent Bank
Attn: Energy Lending
2100 McKinney Avenue, Suite 1200
             Dallas, Texas  75201

DATED:                     _____________, 2015

RE:           Hedge Contracts

Reference is made to that certain Credit Agreement dated June 27, 2013 by and among Starboard Resources, Inc., a Delaware corporation (the “Borrower”) and Independent Bank, as Lender (such agreement as amended, the “Credit Agreement”).  Cargill is advised that the Borrower has granted to the Lender a security interest in all of the Borrower’s hedging agreements and hedging transactions, including those to which Cargill, Incorporated (“Cargill”) is a party, to secure the Borrower’s obligations under the Credit Agreement and various other loan documents executed in connection therewith.

The Borrower and the Lender hereby notify Cargill that all amounts now or hereafter owing by Cargill to the Borrower, including, without limitations, proceeds of any liquidation of hedging contracts and settlement amounts owed upon the expiration of hedging contracts, shall be paid directly to Independent Bank by wire transfer to the account provided below, which account is under the control of Independent Bank:

Independent Bank
Account Name: Starboard Resources, Inc.
Routing/ ABA: 111916326
Account Number:  _______________
Account Address: 2100 McKinney Ave., Suite 1200
Dallas, TX 75201

By its execution below, Cargill agrees to honor and abide by the payment instructions set forth in this Notice and Agreement unless otherwise consented to in writing by the Lender and the Borrower.

BORROWER:

STARBOARD RESOURCES, INC.

By:	/s/
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:

INDEPENDENT BANK

By:	/s/
Name:	John E. Davis
Title:	Executive Vice President

Acknowledged and agreed:
CARGILL, INCORPORATED

By:
Print:
Title:

EXHIBIT C

FORM OF ASSIGNMENT OF SECOND LIEN ORRI

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE OF TEXAS                                              §
§
COUNTY OF WINKLER                                     §

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned STARBOARD RESOURCES, INC., a Delaware corporation, whose address is 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258 (hereinafter referred to as “Assignor”), for and in consideration of the sum of the Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby confessed and acknowledged does hereby convey, transfer, assign and set over unto SOSVENTURES, LLC, a Delaware limited liability company, whose address is Penrose Warf, 2nd Floor, Alfred Street, Cork, Ireland (hereinafter referred to as “Assignee”), an overriding royalty interest, free and clear of all cost and expense of development and operation, in the amount of one percent (1.00%) of all oil, gas casinghead gas, and other hydrocarbon substances produced, saved and marketed from the following described land pursuant to those certain oil and gas leases, whether one or more, described on Exhibit “A” attached hereto and made a part hereof, and situated in the aforesaid County and State.

TO HAVE AND TO HOLD the interest herein transferred and assigned unto Assignee, its successors and assigns, forever, subject only to the following terms and provisions:

A.
The overriding royalty interest herein transferred is payable out of and only out of the oil and gas produced, saved and marketed, pursuant to the terms and provisions of the above-described oil and gas leases.

B.
The overriding royalty interest herein provided for shall not, in any event, be paid or accrued upon any oil, gas casinghead gas and other hydrocarbon substances used for operating, development or production purposes upon the above-described lands or unavoidably lost; and no overriding royalty shall be paid upon gas used for repressuring or recycling operations or pressure maintenance operations benefiting said lands.

C.	This Assignment of Overriding Royalty Interest is made without warranty of title, express or implied, except as to parties claiming by, through and under Assignor, but not otherwise.

D.
If Assignor’s interest in the above-described oil and gas lease, lands or unit is less than the entire interest, or if said oil and gas leases cover less than the entire fee title, then the above overriding royalty interest shall be reduced proportionately.

E.
It is understood and agreed that Assignor shall have the right to pool the oil and gas leases and lands covered hereby, or any portion thereof, with other lands and leases into voluntary units, or into units as established by an governmental authority having jurisdiction, and if the leases, and the lands covered thereby, or any part thereof are pooled accordingly, then the overriding royalty interest herein conveyed shall be reduced in proportion that the acreage burden by the overriding royalty interest bears to all the acreage included in any pooled unit.

F.
This Assignment of Overriding Royalty Interest shall terminate upon payment in full of the Obligations (as defined in the Second Lien Loan Agreement (hereinafter defined)) and the termination of the Commitment (as defined in the Second Lien Loan Agreement).  As used herein, “Second Lien Loan Agreement” means that certain First Amended and Restated Credit Agreement dated as of July 25, 2013 between Assignor and Assignee, as amended by First Amendment to First Amended and Restated Credit Agreement, dated as of June 3, 2014 and Second Amendment to First Amended and Restated Credit Agreement dated as of April ___, 2015, as the same maybe further amended, supplemented or modified.

G.	This Assignment of Overriding Royalty Interest is subject, in all respects, to the terms and conditions of the Intercreditor Agreement (as defined in the Second Lien Loan Agreement).

IN WITNESS WHEREOF, Assignor has executed and delivered this assignment of overriding royalty interest this ____ day of April, 2015.
ASSIGNOR:

STARBOARD RESOURCES, INC.

By:	/s/
Name
Title

STATE   OF   TEXAS                          §
                                                                §
COUNTY  OF  HARRIS                      §

This instrument was acknowledged before me on the ______ day of April, 2015, by _______________, __________ of STARBOARD RESOURCES, INC., a Delaware corporation, on behalf of said corporation.

______________________________
Notary Public in and for
The State of T E X A S

ASSIGNEE:

SOSVENTURES, LLC

By:	/s/
Name
Title

SOSVENTURES, LLC

STATE   OF   TEXAS                          §
§
COUNTY  OF  HARRIS                      §

This instrument was acknowledged before me on the ______ day of April, 2015, by _______________, __________ of SOSVENTURES, LLC, a Delaware limited liability company, on behalf of said limited liability company.

______________________________
Notary Public in and for
The State of T E X A S

Exhibit “A”